Exhibit 10.3

RED RIVER BANCSHARES, INC.

Restricted Stock AWARD Agreement

This Restricted Stock Award Agreement (“Agreement”), dated as of __________, 20__ (“Grant Date”), is entered into by and between Red River Bancshares, Inc., a Louisiana corporation domiciled in Alexandria, Louisiana (“Corporation”), and _________________(“Employee”), an employee of Red River Bank, a Louisiana state bank and wholly-owned subsidiary of the Corporation (the “Bank”).

1.Award.  Subject to adjustment as set forth in Section 4, the Corporation hereby grants to Employee _____ shares of common stock of the Corporation, which shall be subject to the conditions and restrictions set forth in this Agreement (“Restricted Stock”).

2.Vesting, Forfeiture and Transfer Restrictions.  As of the Grant Date, all shares of Restricted Stock granted under this Agreement will be subject to the conditions and restrictions set forth in this Agreement.

(a)Vesting Schedule.  Unless earlier vested or forfeited in accordance with this Agreement, the shares of Restricted Stock shall vest annually (and the restrictions on such shares shall lapse) in five equal installments beginning on _______, 20__ and ending on __________, 20__.  When applying the vesting schedule, any fractional shares shall be rounded up to the next whole share, but in the aggregate may not exceed the number of shares of Restricted Stock awarded pursuant to Section 1 of this Agreement.  Upon vesting, all restrictions applicable to such shares of Restricted Stock shall lapse, and Employee shall hold the vested shares free of any restrictions.

(b)Accelerated Vesting.  All unvested shares of Restricted Stock will immediately become vested (i) upon the involuntary termination of Employee by the Corporation or the Bank, including by reason of death or Disability (as defined in Section 11), but excluding a termination for Good Cause (as defined in Section 11), (ii) upon retirement of Employee if, on the date of retirement, Employee has reached the age of sixty-five (65), or (iii) upon a Change in Control (as defined in Section 11).

(c)Forfeiture.  Upon the termination of Employee’s employment by the Corporation or the Bank for Good Cause, as a result of Employee’s resignation, or as a result of Employee’s retirement prior to reaching the age of sixty-five (65), Employee will forfeit all unvested shares of Restricted Stock, without the payment of any consideration by the Corporation or Bank.  Upon forfeiture, neither Employee, nor any successors, heirs, assigns, or legal representatives of Employee shall thereafter have any rights or interest in the unvested shares of Restricted Stock or certificates thereof, which shall terminate on the date of forfeiture.

(d)Restrictions on Transfer Before Vesting; Other Rights.  Shares of Restricted Stock granted under this Agreement may not be sold, assigned, transferred, pledged or otherwise encumbered, whether voluntarily or involuntarily, by operation of law or otherwise, from the Grant Date until such shares have become vested and the restrictions have lapsed.  Any attempt to sell, assign, transfer, pledge or otherwise encumber the unvested shares of Restricted Stock shall be null and void.  Except as provided above, Employee shall be entitled as of the Grant Date to all of the other rights of a shareholder with respect to the shares of Restricted Stock awarded under this Agreement, including the right to vote such shares of Restricted Stock and to receive dividends and other distributions (if any) payable with respect to such shares.

3.Certificates for Shares. Certificates evidencing Restricted Stock will be deposited with, and held by, the Corporation for the benefit of Employee until the earlier of the vesting or forfeiture of the Restricted Stock.  Unless earlier requested by Employee and subject to Section 5, the Corporation shall issue and deliver to Employee a stock certificate evidencing the vested shares only upon the vesting and/or forfeiture of all shares subject to this Agreement.  Upon request by Employee and subject to Section 5, the Corporation shall issue and deliver to Employee a stock certificate or certificates evidencing the vested shares and shall reissue a stock certificate or certificates evidencing any remaining unvested Restricted Stock to be held by the Corporation in accordance with the terms of this Agreement.  If any unvested shares of Restricted Stock are forfeited, the certificate or certificates evidencing any such Restricted Stock shall be cancelled, and the shares represented thereby shall be returned to the Corporation’s treasury.

4.Change in Capital Structure.  In the event that any stock dividend, stock split, recapitalization or other change affecting the outstanding common stock of the Corporation as a class is effected without consideration, then any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) that is by reason of any such transaction distributed with respect to the shares of Restricted Stock that remain unvested will be immediately subject to the provisions of this Agreement in the same manner and to the same extent as the Restricted Stock with respect to which such change was effected.

5.Securities Law Compliance.  Employee fully understands that the shares of Restricted Stock granted under this Agreement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state or other securities laws and, unless so registered, may not be sold, reoffered, assigned, transferred, pledged, encumbered or otherwise disposed of, except pursuant to an offering duly registered or qualified under the Securities Act and any applicable state securities laws, unless in the opinion of counsel for, or counsel satisfactory to, the Corporation, registration or qualification under the Securities Act and any applicable state securities laws is not required.  Employee understands that a legend to this effect will be placed on the certificates representing the shares of common stock and that a proper notation will be made in such stock transfer records to ensure against the unauthorized or illegal transfer of the shares of common stock.  Employee further understands that Rule 144 under the Securities Act is not available and may not become available in the future.

6.Stock Legend.  The Corporation and Employee agree that all certificates representing shares of Restricted Stock that at any time are subject to the provisions of this Agreement will have endorsed upon them in bold-faced type a legend substantially in the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY

MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF A RESTRICTED STOCK AGREEMENT BETWEEN THE CORPORATION AND THE INITIAL HOLDER OF THE RESTRICTED STOCK.  THE RESTRICTED STOCK AGREEMENT PROVIDES FOR FORFEITURE OF THE STOCK IN CERTAIN CIRCUMSTANCES, AND IMPOSES RESTRICTIONS ON THE TRANSFER OF THESE SHARES.  THE RESTRICTED STOCK AGREEMENT IS ON DEPOSIT AT THE PRINCIPAL OFFICE OF THE CORPORATION AND WILL BE FURNISHED BY THE CORPORATION TO THE REGISTERED HOLDER HEREOF UPON WRITTEN REQUEST.

7.Agreement Not a Service Contract. Nothing in this Agreement shall be construed as constituting a commitment, guarantee, agreement or understanding of any kind or nature that the Corporation or any affiliate of the Corporation (including, without limitation, the Bank) shall continue to employ, retain or engage Employee.  This Agreement shall not affect in any way the right of the Corporation or any affiliate of the Corporation (including, without limitation, the Bank) to terminate the employment or engagement of Employee at any time and for any reason whatsoever and to remove Employee from any position with the Corporation or any affiliate of the Corporation.  No change of Employee’s duties with the Corporation or any affiliate of the Corporation (including, without limitation, the Bank) shall result in a modification of any rights of Employee under Agreement.

8.Taxes.  To the extent that the vesting or receipt of Restricted Stock or the lapse of any restrictions results in income to Employee for federal or state tax purposes, Employee shall deliver to the Corporation at the time of such receipt or lapse, as the case may be, such amount of money or shares of common stock of the Corporation received upon vesting of shares of Restricted Stock or other shares of common stock of the Corporation owned by Employee, at Employee’s election, as the Corporation may require to meet its obligation under applicable tax laws or regulations, and, if Employee fails to do so, the Corporation is authorized to withhold from the shares of common stock deliverable as a result of the vesting of the Restricted Stock or from any cash or other form of remuneration then or thereafter payable to Employee an amount equivalent to any tax required to be withheld by reason of such resulting compensation income.

9.Section 83(b) Election.  Employee acknowledges that, under Section 83 of the Internal Revenue Code of 1986, as amended (“Code”), the difference between the amount paid by Employee for the Restricted Stock, if any (“Grant Price”), and the Fair Market Value (as defined below) of the Restricted Stock at the time any vesting restrictions applicable to such Restricted Stock lapse, is reportable as ordinary income at the time the vesting restrictions lapse.  Notwithstanding the preceding, Employee understands that he may elect to be taxed at the time the Restricted Stock is granted hereunder, rather than when and as such Restricted Stock ceases to be subject to such vesting restrictions, by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days after the Grant Date.  If the Grant Price equals the Fair Market Value of the Restricted Stock on such date, or if it is likely that the Fair Market Value of the Restricted Stock at the time any vesting restrictions lapse will exceed the Grant Price, the election may avoid adverse tax consequences in the future.  Employee understands that the failure to make this filing within said thirty (30) day period will result in the recognition of ordinary income by Employee (in the event the Fair Market Value of the Restricted Stock increases after Grant Date) as of the date the vesting restrictions lapse.  Employee acknowledges that (i) it is Employee’s sole responsibility, and not the Corporation’s or the Bank’s, to file a timely election under Section 83(b) and (ii) Employee is not relying on the Corporation or the Bank for advice with respect to the federal income tax consequences associated with the Section 83(b) election or any other matter.

For purposes of this Agreement, unless otherwise determined by the Board of Directors of the Corporation in its sole discretion, “Fair Market Value” means, on any given date, the value of the common stock as determined by the most recent (not older than 12 months) appraisal by an independent, qualified investment banking firm or financial consultant satisfactory to the Board of Directors of the Corporation in its sole discretion, using valuation methodologies that the appraiser deems reasonable.  Alternatively, if the common stock of the Corporation is listed on any national securities exchange (including NASDAQ or NYSE), the Fair Market Value shall be the closing price of a share of common stock of the Corporation on the principal national securities exchange on which the common stock is listed or traded on such date or, if such common stock was not traded on such date, on the last preceding day on which the common stock was traded.

10.Notices.  Any notice or other communication required or permitted to be made hereunder or by reason of the provisions of this Agreement shall be in writing, duly signed by the party giving such notice or communication and shall be deemed to have been properly delivered if delivered personally or by a recognized overnight courier service, or sent by first-class certified or registered mail, postage prepaid, as follows (or at such other address for a party as shall be specified by like notice): (i) if given to the Corporation, at its principal place of business, and (ii) if to Employee, as set forth on the signature page to this Agreement.  Any notice properly given hereunder shall be effective on the date on which it is actually received by the party to whom it was addressed.

11.Definitions.  Certain terms used herein have definitions given to them in the first place in which they are used.  In addition, the following terms have the meanings set forth in this Section 11:

(a)“Change in Control” means:

(i)the acquisition by any individual, entity or “group,” within the meaning of  section 13(d)(3) or section 14(d)(2) of the Act (other than the current members of the Board of Directors or any of their descendants, the Corporation, or any savings, pension or other benefit plan for the benefit of the employees of the Corporation or subsidiaries thereof) (a “Person”), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of voting securities of the Corporation or the Bank where such acquisition causes any such Person to own fifty percent (50%) or more of the combined voting power of the Corporation’s or the Bank’s then outstanding capital stock then entitled to vote generally in the election of directors;

(ii)within any twelve-month period, the persons who were directors of the Corporation or the Bank immediately before the beginning of the twelve-month period (“Incumbent Directors”) shall cease to constitute at least a majority of the Board of Directors; provided that any individual becoming a director subsequent to the beginning of such twelve-month whose election, or nomination for election by the Corporation’s or the Bank’s shareholders, was approved by at least two-thirds of the directors then comprising the Incumbent Directors shall be considered as though such individual were an Incumbent Director unless such individual’s initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Act);

(iii)a reorganization, merger, consolidation or other corporate transaction involving the Corporation or the Bank with respect to which the shareholders of the Corporation or the Bank immediately prior to such transaction do not, immediately after the transaction, own more than fifty percent (50%) of the combined voting power of the reorganized, merged or consolidated company’s then outstanding voting securities;

(iv)the sale, transfer or assignment of all or substantially all of the assets of the Corporation or the Bank to any third party;

(v)a dissolution or liquidation of the Corporation or the Bank; or

(vi)any other transactions or series of related transactions occurring which have substantially the same effect as the transactions specified in clauses (i) – (v), as determined by the board of directors of the Corporation or the Bank.

(b)“Disabled” shall have the meaning set forth in Bank’s long term disability plan or, if Bank has no long term disability plan in effect at the time of Employee’s disability, shall mean that Employee has become physically or mentally incapable (excluding infrequent and temporary absences due to ordinary illness) of performing the essential functions of his duties for a continuous period of six (6) months, as determined by Bank upon the advice of a qualified physician.  In the event a dispute arises between Employee and the Bank concerning Employee’s physical or mental ability to continue or return to the performance of his duties, Employee shall submit to examination by a competent independent physician mutually agreeable to both parties.  The physician’s opinion as to Employee’s capability to perform his duties will be final and binding.

(c)“Good Cause” means: (i) conviction of, or a plea of nolo contendere by, Employee to a felony or to fraud, embezzlement or misappropriation of funds; (ii) the commission of a fraudulent act or omission, willful breach of trust or fiduciary duty, or insider abuse with regard to the Corporation or the Bank; (iii) intentional violation by Employee of any law or regulation applicable to the Corporation or the Bank or any of their officers or directors that has had or is reasonably likely to have an adverse effect on the Corporation or the Bank or any of their officers or directors; (iv) any violation by Employee (regardless whether intentional) of any law or regulation applicable to the Corporation or the Bank or any of their officers or directors that has had or is reasonably likely to have a material adverse effect on the Corporation or the Bank or any of their officers or directors; or (v) the willful failure by Employee, without communication to the Board of Directors before such act, to adhere to the Corporation’s or the Bank’s lawful written policies.

Notwithstanding the foregoing, Employee shall not be deemed to have been terminated by reason of violating (ii), (iii) or (iv) until Employee is notified in writing by the Corporation or the Bank of a determination of a violation of (ii), (iii) or (iv), specifying the particulars thereof in reasonably sufficient detail, and giving Employee a reasonable opportunity (of not less than thirty (30) days), together with his counsel, to explain to the Corporation or the Bank why there has been no violation of (ii), (iii) or (iv), followed by a finding by the Corporation or the Bank (1) that in the good faith opinion of the Corporation or the Bank, Employee had committed an act described in (ii), (iii), or (iv) above, (2) specifying the particulars thereof in detail, and (3) determining that such violation has not been corrected, or is not capable of correction.

12.Governing Law.  The validity, construction and effect of this Agreement and any Restricted Stock granted hereunder shall be determined in accordance with the laws of the State of Louisiana.

13.Severability.  If any term or other provision of this Agreement is held to be illegal, invalid or unenforceable by any rule of law or public policy, such term or provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision were not a part hereof, and all other conditions and provisions shall remain in full force and effect.  Upon such determination that any term or other provision is invalid, illegal or unenforceable, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and still be legal, valid and enforceable.  If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only as broad as is enforceable.

14.Waiver.  The failure of Employee or the Corporation to insist upon strict compliance with any provision of this Agreement or the failure to assert any right Employee or the Corporation may have under this Agreement shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

15.Interpretation.  When a reference is made in this Agreement to a Section, such reference will be to a Section of this Agreement unless otherwise indicated.  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision in this Agreement.  In interpreting this Agreement, the following rules of interpretation shall apply: (i) headings are for convenience of reference only and will not affect in any way the meaning or interpretation of this Agreement; (ii) whenever the words “include,” “includes” or “including,” they will be deemed to be followed by the words “without limitation”; (iii) each use of the masculine, neuter or feminine gender will be deemed to include the other genders; (iv) each use of the plural will include the singular and vice versa, in each case as the context requires or as is otherwise appropriate; (v) the word “or” is used in the inclusive sense; (vi) any agreement, instrument or statute defined or referenced means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein; (vii) references to a person are also to its permitted successors or assigns.  No provision of this Agreement is to be construed to require, directly or indirectly, any person to take any action, or omit to take any action, which action or omission would violate applicable law (whether statutory or common law), rule or regulation.

16.Entire Agreement.  The parties acknowledge that there are no written or oral agreements between Employee and the Corporation regarding the subject matter hereof other than this Agreement.  This Agreement may not be amended or supplemented except by written instrument executed by the parties.

17.Successors.  This Agreement shall be binding upon Employee, his legal representatives, heirs, legatees, distributees, and shall be binding upon the Corporation and its successors and assigns.

[Signature Page Follows]

[Signature Page to Restricted Stock Agreement]

IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of this ___ day of ______________, 20__.

RED RIVER BANCSHARES, INC.
a Louisiana corporation
By:
Name:
Title:

EMPLOYEE:

Address:

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